MeadWestvaco Corporation
Global Headquarters
501 South 5th Street
Richmond, VA 23219-0501

+1 804.444.7925 T
www.mwv.com

PRESS RELEASE

Media Contact	Investor Relations
Tucker McNeil or Scott Openshaw *tel*: +1 804-444-6397 mediainquiries@mwv.com	Jason Thompson *tel*: +1 804-444-2556

MWV to Spin Off Consumer & Office Products Business and Merge it with ACCO Brands Corporation

Transaction Highlights:

- **Improves MWV's growth profile and focus on global packaging markets**
- **Tax-efficient structure delivers substantial value to MWV shareholders**
- **Creates a leading global school and office products company**
- **MWV to maintain current dividend rate**

RICHMOND, Va., November 17, 2011—MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging, today announced that the company will spin off its Consumer & Office Products business and has signed a definitive agreement to merge the business into ACCO Brands Corporation (NYSE: ABD), one of the world's largest office supply manufacturers. The tax-efficient transaction is valued at approximately $860 million to MWV and its shareholders on a pre-synergy basis.

MWV Consumer & Office Products is a leading manufacturer and marketer of school supplies, office products, and planning and organizing tools – including the Mead®, Five Star®, At-A-Glance® and Tilibra® brands. The business has significant operations in the United States, Canada and Brazil. With the addition of this business, ACCO Brands will add to its existing portfolio of top-brands – creating a global school and office products leader. ACCO Brands also will be able to expand its global footprint, including to the attractive market in Brazil, and create additional value through $30 million of estimated annual cost synergies. The transaction will enable MWV to sharpen its focus on profitable growth opportunities in large and growing global packaging markets, including food, beverage, healthcare, personal care, tobacco and home and garden.

"This is a transaction that will strengthen the market leadership positions of MWV and ACCO, and creates substantial value for both companies' shareholders," said John A. Luke, Jr., chairman and chief executive officer. "With our Consumer & Office Products business, ACCO will have a stronger presence in the global marketplace for branded school and office products. And, at the same time, we are taking a significant step in transforming MWV's business to focus on and grow in our targeted global packaging markets."

Luke continued, "The brands associated with our Consumer & Office Products business are world-renowned, and the management team and employees are exceptional. MWV's shareholders will gain from the combination with ACCO's leading positions in office supplies, and will benefit from our continued investment in profitable growth opportunities in our packaging markets."

The transaction has several benefits for MWV and its shareholders:

- Improves MWV's overall growth profile and focus on packaging;
- Provides resources to continue to invest in MWV's core businesses;
- Optimizes value for MWV shareholders through a tax-efficient Reverse Morris Trust structure; and
- Creates a larger and stronger ACCO Brands in which MWV shareholders will have majority ownership.

Transaction Details

MWV expects the separation to occur through a "spin-merge" transaction in which the MWV Consumer & Office Products operations will be spun off in a new entity and then that entity will be immediately merged into ACCO Brands. At closing, MWV shareholders will receive 50.5 percent of the shares of ACCO Brands stock and MWV will receive $460 million of cash. In total, this transaction represents an aggregate value of approximately $860 million (pre-synergies) to MWV and its shareholders (based on ACCO Brands' closing stock price of $6.96 on November 16, 2011). MWV shareholders will receive approximately one share of ACCO Brands for every three shares of MWV held as of the record date.

MWV intends to maintain its current regular quarterly dividend rate of $0.25 per common share.

The transaction is expected to be completed in the first half of 2012. ACCO Brands has obtained committed financing to effect the transaction. The transaction is subject to approval by ACCO Brands' shareholders and the satisfaction of customary closing conditions and regulatory approvals, including a favorable ruling from the U.S. Internal Revenue Service. The combined business will be managed by ACCO Brands' executive team and board of directors. MWV will select two directors to join ACCO Brands' board at the closing of the transaction. ACCO Brands' headquarters will remain in Lincolnshire, Illinois.

Goldman, Sachs & Co. advised MWV on the transaction. Greenhill & Co. LLC provided an independent fairness opinion to the company's board of directors. Wachtell, Lipton, Rosen & Katz provided legal counsel.

Conference Calls and Webcast

At 9:30 a.m. ET today, ACCO Brands Corporation will host a conference call to discuss the strategic benefits of the transaction. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

At 10:30 a.m. ET today, MWV will host a conference call to discuss the transaction and the company's strategic focus on packaging. Investors may participate in the live conference call by dialing **1 (800) 288-9626** (toll-free domestic) or **1 (612) 332-0418** (international); passcode: MeadWestvaco. Please call to register at least 10 minutes before the conference call begins. The live conference call and presentation slides may be accessed on MWV's website at www.mwv.com. After connecting to the home page, go to the Investors page and look for the link to the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the call will be available for one month via the telephone starting at 12:00 p.m. ET on November 17, 2011, and can be accessed at 1 (800) 475-6701 (toll-free domestic) or 1 (320) 365-3844 (international); access code: **225669**.

About MWV

MeadWestvaco Corporation (NYSE: MWV), provides packaging solutions to many of the world's most-admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, and tobacco industries. The company's businesses also include Consumer & Office Products, Specialty Chemicals, and the Community Development and Land Management Group, which sustainably manages the company's land holdings to support its operations, and to provide for conservation, recreation and development opportunities. With 17,500 employees worldwide, MWV operates in 30 countries and serves customers in more than 100 nations. MWV manages all of its forestlands in accordance with internationally recognized forest certification standards, and has been named to the Dow Jones Sustainability World Index for eight consecutive years. For more information, please visit www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company's ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions, including MWV Consumer & Office Products/ACCO Brands transaction; the reorganization of the company's packaging business units; competitive pricing for the company's products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company's continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company's ability to execute its plans to divest or otherwise realize the greater value associated with its land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2010, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company's reports filed with the SEC.

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